Exhibit 10.6

ALLONGE TO NOTE

This Allonge is to be firmly affixed and attached to the Note as a part thereof.

as of March 9, 2012

A. U.S. BANK NATIONAL ASSOCIATION, as Trustee for the registered holders of J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2011-K702 (“Lender”) is the owner and holder of that certain Multifamily Note - CME, dated as of January 31, 2011 (the “Note”), evidencing a loan (the “Loan”) in the original principal amount of Fourteen Million One Hundred Thousand and No/100ths Dollars ($14,100,000.00), made by WC/TP SPRING CREEK, LLC, a Delaware limited liability company (“Original Borrower”), in favor of HOLLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership (“Original Lender”).

B. Pursuant to that certain Multifamily Mortgage, Assignment of Rents and Security Agreement (Oklahoma) of even date with the Note (the “Security Instrument”), Original Borrower mortgaged, gave, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated all of its right, title and interest in, to and under the property described in the Security Instrument (the “Mortgaged Property”). The Note, Security Instrument and the Assumed Loan Documents (as defined in the Assumption Agreement (defined below)) are collectively referred to as the “Loan Documents.”

C. Original Lender transferred, assigned and conveyed all of its right, title and interest in and to the Loan Documents to Lender, and Lender is the current holder of Original Lender’s interest in the Loan and the Loan Documents.

D. Original Borrower, with the consent of Lender, has transferred the Mortgaged Property to SIR SPRING CREEK, LLC, a Delaware limited liability company (“Assuming Borrower”), subject to the Security Instrument and the other Loan Documents, and Assuming Borrower has assumed each and every obligation of Original Borrower under the Loan Documents. In connection therewith, Original Borrower and Assuming Borrower and the other parties named therein executed and delivered to Lender an Assumption Agreement (“Assumption Agreement”) of even date herewith.

FOR VALUE RECEIVED, Assuming Borrower represents, warrants and agrees in favor of Lender and its successors and assigns, under the Note made by Original Borrower, to which this Allonge is attached, as follows:

1. Confirmation of Recitals. Each of the foregoing statements is incorporated herein and is made a part hereof.

2. Loan Terms to Remain Same. The terms of the Note including, without limitation, the rate of interest accrual and the amount of monthly installments due thereunder, are unchanged except as modified by the Assumption Agreement and shall remain in full force and effect, enforceable against Assuming Borrower in accordance therewith.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Allonge to the Note as of the date first set forth above.

ASSUMING BORROWER:

SIR SPRING CREEK, LLC, a Delaware limited liability company

By:	Steadfast Income Advisor, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Ana Marie del Rio

	Name:	Ana Marie del Rio

	Title:	Secretary

Signature page to Allonge